EXHIBIT 10.1

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

AMENDMENT NO. 5 TO

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of January 11, 2012 (this “Amendment”), is by and among:

(a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company formerly known as Red Bird Receivables, Inc., a Delaware corporation (“Borrower”);

(b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper” and, together with Borrower, the “Loan Parties” and each, a “Loan Party”), as Servicer;

(c) JUPITER SECURITIZATION COMPANY LLC, a Delaware limited liability company as successor by merger to Park Avenue Receivables Company LLC (together with its successors, “Jupiter”), and JPMORGAN CHASE BANK, N.A., in its capacity as a Liquidity Bank to Jupiter (together with its successors, “JPMorgan” and, together with Jupiter, the “Jupiter Group”);

(d) STARBIRD FUNDING CORPORATION, a Delaware corporation (together with its successors, “Starbird”), and BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as a Liquidity Bank to Starbird (together with its successors, “BNP Paribas” and, together with Starbird, the “Starbird Group”);

(e) CAFCO, LLC, a Delaware limited liability company (together with its successors, “CAFCO”), and CITIBANK, N.A., in its capacity as a Liquidity Bank to CAFCO (together with its successors, “Citibank” and, together with CAFCO, the “CAFCO Group”);

(f) WORKING CAPITAL MANAGEMENT CO., L.P., a California limited partnership (together with its successors, “WCM”), and MIZUHO CORPORATE BANK, LTD., in its capacity as a Liquidity Bank to WCM (together with its successors, “Mizuho” and, together with WCM, the “WCM Group”);

(g) ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, “Atlantic”), and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH), in its capacity as a Liquidity Bank to Atlantic (together with its successors, “CACIB” and, together with Atlantic, the “Atlantic Group”);

(h) BANK OF AMERICA, N.A., a national association (together with its successors, “BOA”) in its capacity as a Liquidity Bank (the “BOA Group”);

(i) JPMORGAN CHASE BANK, N.A., in its capacity as agent for the Jupiter Group (together with its successors in such capacity, the “Jupiter Agent” or a “Co-Agent”),

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as agent for the Starbird Group (together with its successors in such capacity, the “Starbird Agent” or a “Co-Agent”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as agent for the Atlantic Group (together with its successors in such capacity, the “Atlantic Agent” or a “Co-Agent”), MIZUHO CORPORATE BANK, LTD. (the “WCM Agent” or a “Co-Agent”), CITIBANK, N.A. in its capacity as agent for the CAFCO Group (together with its successors in such capacity, the “CAFCO Agent” or a “Co-Agent”) and BANK OF AMERICA, N.A. in its capacity as agent for the BOA Group (together with its successors in such capacity, the “BOA Agent” or a “Co-Agent”); and

(j) CITICORP NORTH AMERICA, INC. (“CNAI”), as administrative agent for each of the Groups and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto (other than BOA), together with GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as a Liquidity Bank to Gotham (“BTMU”, and, together with Gotham, the “Gotham Group”) and in its capacity as agent for the Gotham Group (together with its successors in such capacity, the “Gotham Agent”), are parties to that certain Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008, as heretofore amended (and as hereby and hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, no Loans are outstanding on the date hereof;

WHEREAS, the Liquidity Termination Date for each of the Groups party to the Credit Agreement is scheduled to occur on January 11, 2012, and each Group other than the Gotham Group desires to extend the Liquidity Termination Date for each such Group as set forth herein;

WHEREAS, as a consequence of the foregoing, the Liquidity Termination Date for the Gotham Group will occur on January 11, 2012 and, by operation of the definition thereof, the Facility Termination Date for Gotham will occur on January 11, 2012, and accordingly, pursuant to the terms of the Credit Agreement, as of January 11, 2012, Gotham will cease to be a Conduit, and BTMU will cease to be a Liquidity Bank, the Gotham Agent and a Co-Agent, and the Gotham Group will cease to be a Group under the Credit Agreement;

WHEREAS, BOA wishes to become a Liquidity Bank and a Co-Agent, under the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

WHEREAS, Jupiter wishes to amend the calculation of the CP Rate applicable to Jupiter on the terms and subject to the conditions hereinafter set forth;

WHEREAS, in addition, the Loan Parties desire to amend the Credit Agreement as hereinafter set forth; and

WHEREAS, the Agents are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Effective on the date hereof, upon satisfaction of each of the conditions precedent set forth in Section 3 below:

1.1. The front page of the Credit Agreement is hereby amended by deleting the references to “THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, NEW YORK BRANCH, AS GOTHAM AGENT” and “CITICORP NORTH AMERICA, INC., AS CAFCO AGENT AND AS ADMINISTRATIVE AGENT” and inserting below the Starbird Agent the following:

CITIBANK, N.A.,

AS CAFCO AGENT

MIZUHO CORPORATE BANK, LTD.,

AS WCM AGENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

AS ATLANTIC AGENT

BANK OF AMERICA, N.A.,

AS BOA AGENT

AND

CITICORP NORTH AMERICA, INC.,

AS ADMINISTRATIVE AGENT

1.2. The Preamble of the Credit Agreement identifying the parties thereto is hereby amended to (i) delete clause (c) and clauses (f) through (h) thereof, (ii) reletter clauses (d) and (e) as clauses (c) and (d), respectively, and (iii) insert the following clauses in the appropriate location:

(e) WORKING CAPITAL MANAGEMENT CO., L.P., a California limited partnership (together with its successors, “WCM”), and MIZUHO CORPORATE BANK, LTD., in its capacity as a Liquidity Bank to WCM (together with its successors, “Mizuho” and, together with WCM, the “WCM Group”);

(f) ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, “Atlantic”), and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH), in its capacity as a Liquidity Bank to Atlantic (together with its successors, “CACIB” and, together with Atlantic, the “Atlantic Group”);

(g) CAFCO, LLC, a Delaware limited liability company (together with its successors, “CAFCO” and, together with Jupiter, Starbird, WCM and

Atlantic, the “Conduits”), and CITIBANK, N.A., in its capacity as a Liquidity Bank to CAFCO (together with its successors, “Citibank” and, together with CAFCO, the “CAFCO Group”),

(h) BANK OF AMERICA, N.A., a national association (together with its successors, “BOA”) in its capacity as a Liquidity Bank (the “BOA Group”);

(i) JPMORGAN CHASE BANK, N.A., in its capacity as agent for the Jupiter Group (together with its successors in such capacity, the “Jupiter Agent” or a “Co-Agent”), BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as agent for the Starbird Group (together with its successors in such capacity, the “Starbird Agent” or a “Co-Agent”), MIZUHO CORPORATE BANK, LTD., in its capacity as agent for the WCM Group (together with its successors in such capacity, the “WCM Agent” or a “Co-Agent”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as agent for the Atlantic Group (together with its successors in such capacity, the “Atlantic Agent” or a “Co-Agent”), BANK OF AMERICA, N.A., in its capacity as agent for the BOA Group (together with its successors in such capacity, the “BOA Agent” or a “Co-Agent”) and CITIBANK, N.A., in its capacity as agent for the CAFCO Group (together with its successors in such capacity, the “CAFCO Agent” or a “Co-Agent”), and

(j) CITICORP NORTH AMERICA, INC., as administrative agent for the Jupiter Group, the Starbird Group, the WCM Group, the Atlantic Group, the CAFCO Group, the BOA Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

1.3. The Preliminary Statements of the Credit Agreement are hereby deleted in their entirety and replaced as follows:

PRELIMINARY STATEMENTS

The Borrower, International Paper, International Paper Financial Services, Inc. (“IPFS”), the certain lending groups named therein, the Co-Agents named therein and Citicorp North America, Inc., in its capacity as the the Administrative Agent thereunder, were parties to that certain Amended and Restated Credit and Security Agreement dated as of November 17, 2004, as amended from time to time prior to March 13, 2008 (the “Existing Agreement”).

IPFS assigned all of its rights and responsibilities as Servicer under the Existing Agreement to International Paper, and each of the Lenders and the Agents party to this Agreement as of March 13, 2008 consented to such assignment.

On the terms and subject to the conditions hereinafter set forth, the Pool Funded Conduits in each Group (if any) may, in their absolute and sole discretion, make Loans to Borrower from time to time, and BOA shall make Loans to Borrower from time to time.

In the event that the Pool Funded Conduits in any Group decline to make any Loan, the Liquidity Banks in such Pool Funded Conduit’s Group shall, at the request of Borrower, make such Loan.

Citicorp North America, Inc. has been requested and is willing to act as Administrative Agent on behalf of the Co-Agents and the Groups in accordance with the terms hereof.

1.4. Section 1.1(a) of the Credit Agreement is hereby amended to delete the second sentence thereof and insert in lieu thereof the following:

Upon receipt of a copy of each Borrowing Request from Borrower, each of the Co-Agents of Groups which include a Conduit shall determine whether its Conduit will fund a Loan in an amount equal to such Group’s Stated Percentage of the requested Advance specified in such Borrowing Request, and each of the Co-Agents of Groups which do not include a Conduit will deliver such Borrowing Request to the Liquidity Banks in such Group, and, with respect to each Group,

1.5. Section 1.1(a) of the Credit Agreement is hereby amended to delete clause (i) thereof and insert in lieu thereof the following:

(i) each of the BOA Liquidity Banks severally agrees to make its Ratable Share of such Loan to Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of BOA Liquidity Banks’ Loans at any one time outstanding exceed the lesser of (i) the BOA Group’s Group Limit, and (ii) the BOA Group’s Stated Percentage of the Borrowing Base (such lesser amount, the “BOA Allocation Limit”);

1.6. Section 1.1(a) of the Credit Agreement is hereby further amended to (a) delete the words “Jupiter’s Percentage of the Borrowing Base” in the proviso of clause (ii) thereof and insert in lieu thereof the words “the Jupiter Group’s Stated Percentage of the Borrowing Base”, (b) delete the words “Starbird’s Percentage of the Borrowing Base” in the proviso of clause (iii) thereof and insert in lieu thereof the words “the Starbird Group’s Stated Percentage of the Borrowing Base”, (c) delete the words “CAFCO’s Percentage of the Borrowing Base” in the proviso of clause (iv) thereof and insert in lieu thereof the words “the CAFCO Group’s Stated Percentage of the Borrowing Base”, (d) delete the words “Atlantic’s Percentage of the Borrowing Base” in the proviso of clause (v) thereof and insert in lieu thereof the words “the Atlantic Group’s Stated Percentage of the Borrowing Base”, and (e) delete the words “WCM’s Percentage of the Borrowing Base” in the proviso of clause (vi) thereof and insert in lieu thereof the words “the WCM Group’s Stated Percentage of the Borrowing Base”.

1.7. Section 1.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following Section 1.2(a):

(a) Each Advance hereunder shall consist of Loans made by Lenders within each Group (which may be made by a Conduit, one or more Liquidity Banks, or a combination thereof) and which (except for any Advance which does not increase the aggregate principal amount of the Loans outstanding) shall be made in such proportions by each Group based on such Group’s Stated Percentage. Any Advance which does not increase the aggregate principal amount outstanding may be funded solely by one or more of the Lenders in a single Group.

1.8. Section 1.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following Section 1.2(c):

(c) While it is the intent of each of the Conduits to fund its respective Loans through the issuance of Promissory Notes, the parties acknowledge that if any of the Conduits is unable, or reasonably determines that it is undesirable for any reason to issue Promissory Notes to fund or maintain all or any portion of its Loans at a CP Rate, or is unable to repay such Promissory Notes upon the maturity thereof, such Conduit will avail itself of a Liquidity Funding under its Liquidity Agreement. It is the intent of each Liquidity Bank to fund any Loans funded by such Liquidity Bank as Liquidity Fundings. The Liquidity Fundings may be Alternate Base Rate Loans or LIBOR Loans, or a combination thereof, selected by Borrower in accordance with Article II; provided, however, that each Liquidity Funding shall be an Alternate Base Rate Loan at least for the first two (2) Business Days after it is funded. In addition, the parties acknowledge that most Promissory Notes are issued at a discount and at varying discount rates; accordingly, it may not be possible for all CP Rate Loans to be made in amounts precisely equal to the amounts specified in a Borrowing Request. To the extent that a Liquidity Funding is made from a Liquidity Bank to its Conduit, regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein or any other obtaining of funding for all or any portion of any Loan, each Liquidity Bank participating in a Liquidity Funding shall have the same rights as its Conduit has hereunder with the same force and effect as if such Liquidity Bank had directly made a Loan to Borrower in the amount of its Liquidity Funding. To the extent that a Liquidity Funding is made from a Liquidity Bank in lieu of a Loan from a Conduit, regardless of whether such Liquidity Funding was made because the Conduit in such Liquidity Bank’s Group elected to not fund such Loan or because there exists no Conduit in such Liquidity Bank’s Group, each such Liquidity Bank shall have the same rights as a Conduit would have had hereunder had a Conduit made such Loan.

1.9. Section 1.3(a) of the Credit Agreement is hereby amended by deleting the words “and the Gotham Agent shall calculate Gotham’s CP Rate” from the second sentence thereof.

1.10. Section 1.5(a) of the Credit Agreement is hereby amended by deleting the words “(each, a “Prepayment Notice”): (i) given within the Required Notice Period with respect to each Pool Funded Conduit’s Loans so prepaid and (ii) providing for such prepayment to occur on the last day of the CP Tranche Period with respect to Gotham’s CP Rate Loans so prepaid;” from the first sentence thereof and inserting in lieu thereof the following:

(each, a “Prepayment Notice”) within the Required Notice Period with respect to each Pool Funded Conduit’s Loans so prepaid;

1.11. The proviso in Section 1.5(a) of the Credit Agreement is hereby amended by replacing the words “Conduits”, “Conduit” and “Conduit’s” therein with the words “Groups”, “Group” and “Group’s”, respectively.

1.12. Section 1.5(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following Section 1.5(b):

(b) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the BOA Group exceeds the BOA Allocation Limit, or the aggregate principal amount of the Loans outstanding from BOA exceeds the BOA Liquidity Banks’ aggregate Liquidity Commitments, Borrower shall prepay such Loans by wire transfer to the BOA Agent received not later than 1:00 p.m. (New York City time) on the first Business Day thereafter in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.

1.13. Section 2.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following Section 2.2(a):

(a) Except upon the occurrence and during the continuance of an Amortization Event and subject to Section 2.2(b) and 2.2(c), Borrower (or the Servicer, on Borrower’s behalf) in its Borrowing Request may request Interest Periods from time to time to apply to the LIBOR Loans; provided, however, that (x) at any time while any Liquidity Bank or Conduit has LIBOR Loans outstanding, at least one Interest Period of such Liquidity Bank or Conduit shall mature on each Monthly Settlement Date and (y) no Interest Period of any Liquidity Bank or Conduit in a Group which began prior to the Liquidity Termination Date applicable to such Group, shall extend beyond such Liquidity Termination Date, unless such Group elects to extend such Liquidity Termination Date.

1.14. Section 2.2(b) of the Credit Agreement is hereby amended by by deleting the first sentence thereof.

1.15. Section 2.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Unless each of the Co-Agents shall have received written notice by 1:00 p.m. (New York City time) on the third (3rd) Business Day prior to the last day of an Interest Period with respect to a LIBOR Loan that Borrower intends to reduce the aggregate principal amount of LIBOR Loans outstanding from the Liquidity Banks, each of the Jupiter Liquidity Banks, the Atlantic Liquidity Banks and the CAFCO Liquidity Banks shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with Alternate Base Rate Loans, and each of the WCM Liquidity Banks, the BOA Liquidity Banks and the Starbird Liquidity Banks shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with LIBOR Loans for the same Interest Period then ending to the extent of the applicable Liquidity Banks’ ability to provide the funding without the customary three (3) Business Days notice or, otherwise, with Alternate Base Rate Loans.

1.16. Section 3.2(a) of the Credit Agreement is hereby amended by deleting the words “Section 1.5(b), (c), (d), (e) or (f),” and inserting in lieu thereof the words “Section 1.5(b), (c), (d), (e), (f), or (g)”.

1.17. Section 3.2(c) of the Credit Agreement is hereby amended by deleting the words “lesser of the Required Amounts” and inserting in lieu thereof the words “lesser of the insufficiency in Required Amounts”.

1.18. Section 3.2(d) of the Credit Agreement is hereby amended by deleting clause (i) thereof and inserting in lieu thereof the following:

(i) to any accrued and unpaid CP Costs and Interest on the Loans that is then due and owing, including any previously accrued CP Costs and Interest which was not paid on its applicable due date;

1.19. Section 3.2(e) of the Credit Agreement is hereby deleted and replaced with a notation that such section has been “Intentionally Omitted”.

1.20. Section 11.1(a) of the Credit Agreement is hereby amended by deleting the second sentence therein and inserting in lieu thereof the following:

Each member of the BOA Group hereby irrevocably designates and appoints Bank of America, N.A., as BOA Agent hereunder and under the other Transaction Documents to which the BOA Agent is a party, and authorizes the BOA Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the BOA Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto.

1.21. Section 11.9(a) of the Credit Agreement is hereby deleted and replaced with a notation that such section has been “Intentionally Omitted”.

1.22. Section 12.2(a) of the Credit Agreement is hereby amended to insert the word “Upon” at the beginning thereof.

1.23. Section 14.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) without the prior written consent of all of its Constituents, no Co-Agent will amend, modify or waive any provision of this Agreement which would (i) reduce the amount of any principal or interest that is payable on account of Loans made by the Conduit or Liquidity Banks in its Group or delay any scheduled date for payment thereof; (ii) decrease the Required Reserve, decrease the spread included in any Interest Rate or change the Servicing Fee; (iii) modify this Section 14.1; or (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or Participants of such Co-Agent’s Conduit or Liquidity Banks.

1.24. The last sentence of Section 14.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, if the Liquidity Banks in one of the Groups decline to extend their Liquidity Termination Date, their Co-Agent will promptly notify the other Agents and Borrower of such decision, and Borrower shall have the right, following notice to each of the Agents, to replace the non-extending Group with a new Group without repaying any portion of each extending Group’s Loans at the time of such replacement, reallocation or repayment, and without triggering the purchase requirements under the preceding sentence.

1.25. Section 14.5(b) of the Credit Agreement is hereby amended to delete the word “BTMU, ” in clause (iv) thereof.

1.26. Section 14.7 of the Credit Agreement is hereby amended to delete the words “JH Management Company” therein and insert in lieu thereof the words “Global Securitization Services, LLC”.

1.27. Section 14.11 of the Credit Agreement is hereby amended to delete the reference to Section 14.13 in the proviso thereto and in lieu thereof insert a reference to Section 14.14.

1.28. The section marked as Section 14.13 of the Credit Agreement with the heading “Tax Gross-Up” is renumbered as Section 14.14 of the Credit Agreement.

1.29. The definition in Exhibit I to the Credit Agreement of each of the terms specified below is hereby amended and restated in its entirety to read, respectively, as follows:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that is the subject of this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of any Liquidity Bank in its Group or the Co-Agent of its Group or any of their affiliates (any such Person, an “Affected Accounting Entity”) as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of any Affected Accounting Entity or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Alternate Base Rate” means for any day, the rate per annum equal to the greatest as of such day of (i) the sum of the Prime Rate plus 100 basis points per annum, (ii) the sum of the Federal Funds Effective Rate plus 150 basis points per annum, or (iii) LIBOR for a one-month Interest Period on such day. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective on the date of each such change.

“Atlantic” has the meaning set forth in the preamble to this Agreement.

“Atlantic Agent” has the meaning set forth in the preamble to this Agreement.

“Atlantic Group” has the meaning set forth in the preamble to this Agreement.

“Broken Funding Costs” means, for any CP Rate Loan which: (a) has its principal reduced without compliance by Borrower with the notice requirements hereunder or (b) is not prepaid in the amount specified in a Prepayment Notice on the date specified therein or (c) is assigned or otherwise transferred by the applicable Conduit to its respective Liquidity Banks under its respective Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the applicable commercial paper tranche periods determined by the applicable Co-Agent, to relate to such Loan subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such prepayment was designated to occur pursuant to the applicable Prepayment Notice) of the principal of such CP Rate Loan if such reduction, assignment or termination had not occurred or such Prepayment Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such principal is allocated to another CP Rate Loan, the amount of CP Costs actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another CP Rate Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated.

“CACIB” has the meaning set forth in the preamble to this Agreement.

“Co-Agents’ Fee Letter” means that certain Amended and Restated Co-Agents’ Fee Letter dated as of January 11, 2012 by and among the Co-Agents and Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Committed Lender” means (a) each of the BOA Liquidity Banks, (b) each of the Jupiter Liquidity Banks, (c) each of the Starbird Liquidity Banks, (d) each of the CAFCO Liquidity Banks, (e) each of the WCM Liquidity Banks, and (f) each of the Atlantic Liquidity Banks.

“Conduits” has the meaning set forth in the preamble to this Agreement.

“Constituent” means, as to any Group or any Co-Agent of a Group, any member of such Group or such Co-Agent’s Group from time to time a party hereto, and when used as an adjective, “Constituent” shall have a correlative meaning.

“CP Costs” means:

(a) for each of the Pool Funded Conduits other than CAFCO and Jupiter for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper for such Conduit on such day, plus (ii) any and all accrued commissions in respect of placement agents and dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of such Pool Funded Conduit, as applicable, pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance from any of the Pool Funded Conduits other than CAFCO or Jupiter during any period of time determined by the applicable Co-Agent to such Pool Funded Conduit in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal;

(b) for CAFCO for each day, interest at the Investor Rate on or otherwise (by means of interest rate hedges or otherwise) in respect of those Promissory Notes issued by CAFCO that are allocated, in whole or in part, by the CAFCO Agent (on behalf of CAFCO) to fund or maintain any Loan on such day as reported to the Borrower and the Servicer; and

(c) for Jupiter for each day, an amount equal to (i) the product of (A) the Daily/30 Day LIBOR Rate (defined below) in respect of such day, and (B) the aggregate outstanding principal amount of Loans advanced by Jupiter and funded from the issuance of Promissory Notes, divided by (ii) 360. For the purposes of this clause (c) only, “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Jupiter Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then for the purposes of this clause (c) only, the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Jupiter Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Jupiter Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/ 30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of funding or maintaining a Loan, the Daily/30 Day LIBOR Rate for such day shall be the Alternate Base Rate.

“CP Rate” means, with respect to each of the Pool Funded Conduits for any CP Tranche Period, the per annum interest rate that, when applied to the outstanding principal balance of such Pool Funded Conduits’ CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Pool Funded Conduits’ CP Costs for such CP Tranche Period.

“CP Tranche Period” means, with respect to the Pool Funded Conduits, a Calculation Period; provided, however, that (x) in the case of any CP Tranche Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date and (y) in the case of any CP Tranche Period for a Conduit in a Group which has declined to extend its Liquidity Termination Date and which would otherwise end on a date occurring after such Liquidity Termination Date, such CP Tranche Period shall end on such Liquidity Termination Date.

“Group” means the Jupiter Group, the Atlantic Group, the Starbird Group, the WCM Group, the CAFCO Group or the BOA Group, as the case may be.

“Interest” means, for each respective Interest Period relating to Loans of each Liquidity Bank, (a) for all Liquidity Banks other than BOA, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis, and (b) for BOA, an amount equal to the product of (x) the applicable Interest Rate for such Loan for each day elapsed during such Interest Period multiplied by (y) the principal of such Loan for each such day, annualized on a 360 day basis.

“Interest Period” means, with respect to any Loan held by a Liquidity Bank:

(a) for all Liquidity Banks other than BOA, if Interest for such Loan is calculated on the basis of LIBOR, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and Borrower, commencing on a Business Day selected by Borrower or the Administrative Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month;

(b) for BOA, if Interest for such Loan is calculated on the basis of LIBOR, a period corresponding to the calendar month; or

(c) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Administrative Agent, provided that no such period shall exceed one month.

If any Interest Period referred to in clause (a) or (c) would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of any such Interest Period referred to in clause (a), if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. In the case of any Interest Period for any Loan by any Constituent of a Group which has declined to extend its Liquidity Termination Date and which would otherwise end on a date occurring after such Liquidity Termination Date, such Interest Period shall end on such Liquidity Termination Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Administrative Agent.

“Lenders” means, collectively, each Conduit and each Liquidity Bank and their respective successors and permitted assigns.

“LIBOR” means:

(a) with respect to any Loan advanced by a Liquidity Bank other than BOA, for any Interest Period, the rate per annum equal to the sum of (i) (a) the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>” effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, LIBOR for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m. (New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period, plus (ii) 150 basis points. LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%; or

(b) with respect to any Loan advanced by BOA, on any date of determination, the rate (rounded upward, if necessary, to the next 1/16 of 1%) equal to the sum of (i) (a) LMIR for such day multiplied by (b) the Statutory Reserve Rate, plus (ii) if, at any time, more than 50% of the outstanding principal amount of Loans advanced by Lenders other than BOA hereunder are not CP Rate Loans, 150 basis points; where, for the purposes of this clause (b) of this definition:

(1) “LMIR” shall mean the one-month “Eurodollar Rate” for deposits in dollars as reported on Reuters Screen LIBOR01 Page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the BOA Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes; and

(2) “Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans for which Interest is calculated based on LIBOR shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to BOA under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Liquidity Agreements” means, collectively, the Jupiter Liquidity Agreement, the Starbird Liquidity Agreement, the Atlantic Liquidity Agreement, the WCM Liquidity Agreement and the CAFCO Liquidity Agreement.

“Liquidity Bank” means:

(a) with respect to the BOA Group, BOA or any Eligible Assignee of BOA’s Commitment,

(b) with respect to Jupiter, JPMorgan or any Eligible Assignee of JPMorgan’s Commitment and Liquidity Commitment,

(c) with respect to Starbird, BNP Paribas or any Eligible Assignee of BNP Paribas’s Commitment and Liquidity Commitment,

(d) with respect to CAFCO, Citibank or any Eligible Assignee of Citibank’s Commitment and Liquidity Commitment,

(e) with respect to WCM, Mizuho or any Eligible Assignee of Mizuho’s Commitment and Liquidity Commitment, and

(f) with respect to Atlantic, CACIB or any Eligible Assignee of CACIB’s Commitment and Liquidity Commitment,

in each of the foregoing cases, to which Borrower has consented if required under Section 12.1. A Liquidity Bank will become a “Lender” hereunder at such time as it makes any Liquidity Funding.

“Liquidity Funding” means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in (or a loan made by any Liquidity Bank pursuant to its Liquidity Commitment in the amount equal to) a Loan of its applicable Conduit, (b) any Loan made by the applicable Liquidity Banks in lieu of a Conduit pursuant to Section 1.1, or (c) with respect to any Group which does not include a Conduit, any Loan made by the applicable Liquidity Banks in such Group pursuant to Section 1.1.

“Liquidity Termination Date” means:

(a) as to the BOA Group, January 9, 2013 (unless such date is extended from time to time in the sole discretion of the BOA Liquidity Banks);

(b) as to the Jupiter Group, January 9, 2013 (unless such date is extended from time to time in the sole discretion of the Jupiter Liquidity Banks);

(c) as to the Starbird Group, January 9, 2013 (unless such date is extended from time to time in the sole discretion of the Starbird Liquidity Banks);

(d) as to the CAFCO Group, January 9, 2013 (unless such date is extended from time to time in the sole discretion of the CAFCO Liquidity Banks);

(e) as to the WCM Group, January 9, 2013 (unless such date is extended from time to time in the sole discretion of the WCM Liquidity Banks); and

(f) as to the Atlantic Group, January 9, 2013 (unless such date is extended from time to time in the sole discretion of the Atlantic Liquidity Banks).

“Mizuho” has the meaning set forth in the preamble to this Agreement.

“Percentage” means, for each Group on any date of determination on which any Loans are outstanding, the ratio of the aggregate amount of such Group’s Group Exposure to the aggregate outstanding amount of the Group Exposure of all Groups outstanding on such date.

“Pool Funded Conduits” means Starbird, Jupiter, CAFCO, WCM and Atlantic.

“WCM” has the meaning set forth in the preamble to this Agreement.

“WCM Agent” has the meaning set forth in the preamble to this Agreement.

“WCM Group” has the meaning set forth in the preamble to this Agreement.

1.30. The following new definitions are hereby inserted into Exhibit I to the Credit Agreement in their appropriate alphabetical order:

“Affected Accounting Entity” has the meaning set forth in the definition of “Accounting Based Consolidation Event.”

“BOA” has the meaning set forth in the preamble to this Agreement.

“BOA Agent” has the meaning set forth in the preamble to this Agreement.

“BOA Allocation Limit” has the meaning set forth in Section 1.1(a)(i).

“BOA Group” has the meaning set forth in the preamble to this Agreement.

“BOA Liquidity Bank” means BOA and any other Liquidity Bank that now or hereafter enters into this Agreement as part of the BOA Group.

“Indemnified Amounts” has the meaning set forth in Section 10.1.

“Stated Percentage” means, for each Group on any date of determination, the ratio of such Group’s Group Limit to the Aggregate Commitment (or, if the Commitments have been terminated, the ratio of such Group’s Group Limit to the Aggregate Commitment immediately prior to such termination).

1.31. The definition of “Amortization Date” is hereby amended by replacing the words “Section 6.2” in clause (i) thereof with the words “Section 5.2”.

1.32. Clause (iv)(A) of the definition of “Eligible Receivable” is hereby amended and restated in its entirety to read as follows:

(A) has been billed and by its terms is due and payable within 91 days of the original billing date therfor and has not had its payment terms extended more than once,

1.33. The following definitions are hereby deleted from Exhibit I to the Credit Agreement: “BTMU”, “CAFCO Fee Letter”, “Eligible Investments”, “Face Value”, “Gotham”, “Gotham Agent”, “Gotham Allocation Limit”, “Gotham Fee Letter”, “Gotham Group”, “Gotham Liquidity Agreement”, “Gotham Liquidity Bank”, “Jupiter Fee Letter”, “Starbird Fee Letter”.

1.34. The definition of “Eligible Institution” is moved to the correct alphabetical order.

1.35. Each reference to Gotham, the Gotham Group, the Gotham Agent and BTMU (in its various capacities) and any terms related to either of them not specifically amended or otherwise addressed pursuant to this Amendment is hereby deleted.

1.36. Each of Exhibit II [Form of Borrowing Request] and Exhibit V [Form of Compliance Certificate] to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in the comparably numbered exhibit set forth in Annex A to this Amendment.

1.37. Exhibit IV to the Credit Agreement is hereby amended to remove Lockbox no. 532655 at PNC Bank in Chicago in the last line thereof.

1.38. Schedule A to the Credit Agreement [Commitments] is hereby amended and restated in its entirety to read as set forth in Annex B to this Amendment.

2. Representations and Warranties. As an inducement to the Agents and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to each of them as follows:

(i) the representations and warranties set forth in Section 6.1 of the Credit Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date; and

(ii) no event has occurred and is continuing that constitutes an Amortization Event, and no event has occurred and is continuing that constitutes an Unmatured Amortization Event.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon (a) execution and delivery to the Administrative Agent’s counsel of each of the documents listed on Annex C hereto, (b) receipt by the Co-Agents of the Amendment and Renewal Fee (as defined in the Co-Agents’ Fee Letter dated as of the date hereof) in immediately available funds and (c) evidence of payment to the Gotham Agent of all accrued and unpaid fees payable to the Gotham Agent pursuant to the Co-Agents’ Fee Letter (as in effect immediately prior to giving effect to this Amendment).

4. Confirmation of Termination of Certain Fee Letters. Each of the parties to (i) that certain Second Amended and Restated CAFCO Fee Letter dated as of March 13, 2008 by and among International Paper, Borrower and CNAI, (ii) that certain Amended and Restated Jupiter Fee Letter dated as of October 25, 2006 by and among International Paper, Borrower and the Jupiter Agent, and (iii) that certain Amended and Restated Starbird Fee Letter dated as of October 25, 2006 by and among International Paper, Borrower and the Starbird Agent, hereby confirms that such fee letters have been terminated and are no longer of any force or effect.

5. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

(c) Ratification. Except as expressly amended hereby, the Credit Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, LLC

By:	/s/ PHILLIP M. SISNEROS
	Name:	Phillip M. Sisneros
	Title:	President

INTERNATIONAL PAPER COMPANY, as Servicer

By:	/s/ ERROL A. HARRIS
	Name:	Errol A. Harris
	Title:	Vice President and Treasurer

JUPITER SECURITIZATION COMPANY LLC

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ JOHN M. KUHNS
Name:	John M. Kuhns
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Liquidity Bank and as Jupiter Agent

By:	/s/ JOHN M. KUHNS
Name:	John M. Kuhns
Title:	Executive Director

STARBIRD FUNDING CORPORATION

By:	/s/ FRANK B. BILOTTA
Name:	Frank B. Bilotta
Title:	President

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, as a Liquidity Bank and as Starbird Agent

By:	/s/ SEAN REDDINGTON
Name:	Sean Reddington
Title:	Managing Director

By:	/s/ PHILIPPE MOJON
Name:	Philippe Mojon
Title:	Director

ATLANTIC ASSET SECURITIZATION LLC

By: Credit Agricole Corporate and Investment Bank, as Attorney-in-fact

By:	/s/ SAM PILCER
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ KOSTANTINA KOURMPETIS
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address For the purposes of Section 14.2 of the Credit Agreement:

c/o Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019

Attention:	Christina Cheung
Tel No.:	(212) 261-7319
Fax No.:	(917) 849-5584

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Liquidity Bank and as Atlantic Agent

By:	/s/ SAM PILCER
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ KOSTANTINA KOURMPETIS
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address For the purposes of Section 14.2 of the Credit Agreement:

1301 Avenue of the Americas
New York, NY 10019

Attention:	Christina Cheung
Tel No.:	(212) 261-7319
Fax No.:	(917) 849-5584

WORKING CAPITAL MANAGEMENT CO., L.P.

By:	/s/ SHINICHI NOCHIIDE
Name:	Shinichi Nochiide
Title:	Attorney-in-Fact

Address For the purposes of Section 14.2 of the Credit Agreement:

c/o Mizuho Corporate Bank, Ltd.
Americas Financial Products Division
Securitization & Structured Finance
1251 Avenue of the Americas, 32nd Floor
New York, NY 10020

Attention:	David Krafchik
Tel No.:	(212) 282-4998
Fax No.:	(212) 282-4105

MIZUHO CORPORATE BANK, LTD., as a Liquidity Bank and as WCM Agent

By:	/s/ LEON MO
Name:	Leon Mo
Title:	Authorized Signatory

Address For the purposes of Section 14.2 of the Credit Agreement:

Americas Financial Products Division
Securitization & Structured Finance
1251 Avenue of the Americas, 32nd Floor
New York, NY 10020

Attention:	David Krafchik
Tel No.:	(212) 282-4998
Fax No.:	(212) 282-4105

CAFCO, LLC,

By: Citibank, N.A., its attorney-in-fact

By:	/s/ LINDA MOSES
Name:	Linda Moses
Title:	Vice President

Address For the purposes of Section 14.2 of the Credit Agreement:

c/o Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901

Attention:	Loretta Lachman
Tel No.:	(203) 975-6417
Fax No.:	(914) 274-9027

CITIBANK, N.A., as CAFCO Agent and as a Liquidity Bank

By:	/s/ DAVID MANDEL
Name:	David Mandel
Title:	Vice President

Address For the purposes of Section 14.2 of the Credit Agreement:

c/o Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901

Attention:	Loretta Lachman
Tel No.:	(203) 975-6417
Fax No.	(914) 274-9027

BANK OF AMERICA, N.A.,
as BOA Agent and as a Liquidity Bank

By:	/s/ NINA AUSTIN
Name:	Nina Austin
Title:	Vice President

Address For the purposes of Section 14.2 of the Credit Agreement:

214 North Tryon Street, 21st Floor
NC1-027-2101
Charlotte, North Carolina 28255

Attention:	Securitization Finance Group / Nina Austin
Telephone:	(980) 386-7922
Facsimile:	(704) 388-9169

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ DAVID MANDEL
Name:	David Mandel
Title:	Vice President

Address For the purposes of Section 14.2 of the Credit Agreement:

c/o Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901

Attention:	Loretta Lachman
Tel No.:	(203) 975-6417
Fax No.	(914) 274-9027

ANNEX A

EXHIBIT II

FORM OF BORROWING REQUEST

—

RED BIRD RECEIVABLES, LLC

BORROWING REQUEST

For Borrowing on

JPMorgan Chase Bank, N.A., as Jupiter Agent

Chase Tower, 13th Floor

10 South Dearborn, Mail Suite IL1-0079

Chicago, IL 60603

Attention: Jupiter Funding Manager, Fax No. (312) 732-1844

BNP Paribas, acting through its New York Branch, as Starbird Agent

787 Seventh Avenue, 8th Floor

New York, New York 10019

Attention: Linda Ruivivar, Fax No. (212) 841-2992

Credit Agricole Corporate and Investment Bank, as Atlantic Agent

c/o Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Attention: Christina Cheung, Fax No.: (917) 849-5584

Mizuho Corporate Bank, Ltd., as WCM Agent

Americas Financial Products Division

Securitization & Structured Finance

1251 Avenue of the Americas, 32nd Floor

New York, NY 10020

Attention: David Krafchik, Fax No. (212) 282-4105

Citibank, N.A., as CAFCO Agent

750 Washington Boulevard

Stamford, CT 06901

Attention: Loretta Lachman, Fax No. (914) 274-9027

and

Bank of America, N.A., as BOA Agent

214 North Tryon Street, 21st Floor

NC1-027-2101

Charlotte, North Carolina 28255

Attention: Securitization Finance Group / Nina Austin, Fax No. (704) 388-9169

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of March 13, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Red Bird Receivables, LLC (the “Borrower”), International Paper Company, as Servicer, the Conduits, Liquidity Banks and Co-Agents, from time to time party thereto, and Citicorp North America, Inc., as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1. The Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

(a) all applicable conditions precedent set forth in Article V of the Credit Agreement have been satisfied;

(b) each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

(c) no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

(d) the Termination Date has not occurred; and

(e) after giving effect to the Loans comprising the Advance requested below, the aggregate principal amount of the Jupiter Group’s Loans at any one time outstanding will not exceed the Jupiter Allocation Limit, the aggregate principal amount of the Starbird Group’s Loans at any one time outstanding will not exceed the Starbird Allocation Limit, the aggregate principal amount of the Atlantic Group’s Loans at any one time outstanding will not exceed the Atlantic Allocation Limit, the aggregate principal amount of the WCM Group’s Loans at any one time outstanding will not exceed the WCM Allocation Limit, the aggregate principal amount of the CAFCO Group’s Loans at any one time outstanding will not exceed the CAFCO Allocation Limit, and the aggregate principal amount of the BOA Group’s Loans at any one time outstanding will not exceed the BOA Allocation Limit.

2. The Borrower hereby requests that the Conduits in each Group (or their respective Liquidity Banks) or, if such Group does not include a Conduit, the Liquidity Banks for such Group, make an Advance on                     ,              (the “Borrowing Date”) as follows:

(a) Aggregate Amount of Advance: $         calculated as:

Rollover Amount:
Reduction Amount:
New Loan Amount:

Total Advance:

1.	Jupiter Group’s Share of Advance:	$

2.	Starbird Group’s Share of Advance:	$

3.	CAFCO Group’s Share of Advance:	$

4.	Atlantic Group’s Share of Advance:	$

5.	WCM Group’s Share of Advance:	$

6.	BOA Group’s Share of Advance:	$

(b) Interest Rate Requested: CP Rate for all Groups other than the BOA Group; LIBOR for the BOA Group.

(c) Jupiter Group, Starbird Group, CAFCO Group, Atlantic Group, WCM Group, and BOA Group repayment date:

3. Please disburse the proceeds of the Loans as follows:

(i) Jupiter Group: [Wire transfer $         to account no.              at                      Bank, in [city, state], ABA No.             , Reference:             ];

(ii) Starbird Group: [Wire transfer $         to account no.              at                      Bank, in [city, state], ABA No.             , Reference:             ];

(iii) CAFCO Group: [Wire transfer $         to account no.              at                      Bank, in [city, state], ABA No.             , Reference:             ];

(iv) Atlantic Group: [Wire transfer $         to account no.              at                      Bank, in [city, state], ABA No.             , Reference:             ];

(v) WCM Group: [Wire transfer $         to account no.              at                      Bank, in [city, state], ABA No.             , Reference:             ]; and

(vi) BOA Group: [Wire transfer $         to account no.              at                      Bank, in [city, state], ABA No.             , Reference:             ].

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered as of this      day of                     ,                 .

RED BIRD RECEIVABLES, LLC, AS BORROWER

By:
Name:
Title:

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:	JPMorgan Chase Bank, N.A., as Jupiter Agent

BNP Paribas, acting through its New York branch, as Starbird Agent

Credit Agricole Corporate and Investment Bank, as Atlantic Agent

Mizuho Corporate Bank, Ltd., as WCM Agent

Citibank, N.A., as CAFCO Agent

Bank of America, N.A., as BOA Agent

Citicorp North America, Inc., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit and Security Agreement dated as of March 13, 2008 among Red Bird Receivables, LLC (the “Borrower”), International Paper Company, as Servicer, the Conduits, Liquidity Banks and Co-Agents from time to time party thereto, and Citicorp North America, Inc., as Administrative Agent (as amended, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      of Borrower.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].

[4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:                     ]

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered as of                     , 20    .

By:
Name:
Title:

ANNEX B

SCHEDULE A

COMMITMENTS

[***]

ANNEX C

CLOSING DOCUMENTS

1.	Amendment No. 5 to Second Amended and Restated Credit and Security Agreement, duly executed by each of the parties thereto.

2.	Filing of a UCC3 amendment to each of the following UCC financing statements updating the address of the Secured Party:

Debtor Name & Address	Secured Party Name	Jurisdiction	File No./File Date	Expiration Date
International Paper Company	Citicorp North America, Inc., as Administrative Agent	New York SOS	Original file #200803140188136 filed 03/14/2008	03/14/2013
6400 Poplar Avenue, Memphis, TN 38197

Red Bird Receivables, LLC	Citicorp North America, Inc., as Administrative Agent	Delaware SOS	Original file #20080917557 filed 03/13/2008	03/13/2013
6400 Poplar Avenue, Memphis, TN 38197

3.	Amended and Restated Co-Agents’ Fee Letter, duly executed by each of the parties thereto.

4.	A certificate of Borrower’s Assistant Secretary certifying a copy of its resolutions authorizing its execution delivery and performance of the above documents and the names and titles of its authorized officers.

5.	A Certificate of IPCO’s financial officer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing under the Receivables Sale and Contribution Agreement.

6.	A Compliance Certificate in the form of Exhibit V in Annex A to this Amendment, duly executed by Borrower.

7.	Reliance letters, addressed to BOA, individually and as BOA Agent, with respect to each of the legal opinions delivered under the Receivables Sale and Contribution Agreement and the Credit and Security Agreement.

8.	Amendment No. 3 to Receivables Sale and Contribution Agreement.